SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

MARIJUANA COMPANY OF AMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah (State or other jurisdiction of incorporation or organization)	Commission File Number 000-27039	98-1246221 (I.R.S. Employer Identification Number)

1340 West Valley Parkway Suite #205 Escondido, California 92029

(Address of Principal Executive Offices and Zip Code)

(888) 777-4362

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCOA	OTC Markets: OTCQB

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)(1)(i – iii) On March 30, 2020, Robert Coale resigned as a member of the Registrant’s board of directors. Aside from being a director, Mr. Coale headed an internal audit sub-committee. The Registrant is unaware of any disagreement between it and Mr. Coale that caused, in whole or in part, Mr. Coale’s resignation.

(3)(i-iii) The Registrant provided Mr. Coale with a copy of its disclosures on this Form 8-K no later than the day the Registrant filed this disclosure on Form 8-K. The Registrant informed Mr. Coale of his opportunity to deliver to the Registrant, as promptly as possible, with a letter addressed to the Registrant stating whether he agrees with the statements made by the Registrant in response to this Item 5.02 and, if not, stating the respects in which he does not agree. The Registrant will file any letter received from Mr. Coale with the Commission as an exhibit by amendment to this Form 8-K within two business days after receipt.

(c) As a result of Mr. Coale’s resignation, on April 2, 2020, the Registrant appointed director Themistocles Psomiadis to lead the Registrant’s internal audit sub-committee. Mr. Psomiadis accepted the appointment, and will be responsible for reviewing and confirming the interim work of the subcommittee through the December 31, 2019 year-end and to date.

Mr. Psomiadis has 25 years’ experience as a financial consultant and banker. From 1970 through 2010, Mr. Themistocles Psomiadis worked in the Financial Sector as Chief Financial Officer of County Trust Company, and from 2005 to 2010, he served with New York Life Securities, where he was a partner. Since 2009, Mr. Psomiadis has been the Executive Director of Brazilian Investment Group, LLC. He has been an active investor and consultant in Brazil and Latin America and has assisted international clients in structuring transactions within the region. Mr. Psomiadus also served as Chief Financial Officer of a midsize public bank in New Jersey.

From June 2011 to September 2012, Mr. Psomiadis served as consultant to Brazil Interactive Media's Brazilian subsidiary, Esotv, with Brazilian Investment Group, LLC. Mr. Psomiadis later served as the Chief Executive Officer and Chairman at Brazil Interactive Media, Inc. from March 13, 2013 until September 22, 2014.

Mr. Psomiadis currently serves as Managing Director of Dutchess Capital Management, LLC.

Mr. Psomiadis is fluent in Portuguese, Spanish and Greek. Mr. Psomiadis attended New York University and Quinnipiac University.

The Registrant and Mr. Psomiadis have not entered into any material plan, contract or arrangement (whether or not written) to which a covered officer is a party or in which he or she participates that is entered into or material amendment in connection with his appointment to the internal audit subcommittee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated April 3, 2020

MARIJUANA COMPANY OF AMERICA, INC.

By: /s/ Jesus Quintero

Jesus Quintero

(Principal Executive Officer)

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